As filed with the Securities and Exchange Commission on February 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-49158

Form S-8 Registration Statement No. 333-49680

Form S-8 Registration Statement No. 333-51632

Form S-8 Registration Statement No. 333-53492

Form S-8 Registration Statement No. 333-58498

Form S-8 Registration Statement No. 333-58574

Form S-8 Registration Statement No. 333-67702

Form S-8 Registration Statement No. 333-107882

Form S-8 Registration Statement No. 333-140188

UNDER

THE SECURITIES ACT OF 1933

BROADCOM CORPORATION

(Exact name of registrant as specified in its charter)

California	33-0480482
(State of Incorporation)	(I.R.S. Employer Identification No.)

5300 California Avenue

Irvine, California 92617

(Address of principal executive offices, including zip code)

Broadcom Corporation 1998 Stock Incentive Plan

Broadcom Corporation 1998 Employee Stock Purchase Plan

Broadcom Corporation 2007 International Employee Stock Purchase Plan

Each, as assumed by Broadcom Corporation:

Altima Communications, Inc. 1997 Stock Option Plan

Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan

Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan

Kimalink 2000 Equity Incentive Plan

Portatec Corporation Amended and Restated Stock Option/Stock Issuance Plan

Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan

Newport Communications, Inc. 1998 Stock Option/Stock Issuance Plan

Silicon Spice, Inc. 1996 Stock Option Plan

Element 14, Inc. Unapproved Share Option Scheme

Allayer Communications 1997 Equity Incentive Plan

SiByte, Inc. 2000 Key Employee Stock Plan

SiByte, Inc. 1998 Stock Incentive Plan

Serverworks Corporation 2000 Long Term Incentive Plan

Serverworks Corporation Stock Option Plan 1.1, as Amended and Restated

Options Granted By VisionTech Ltd. To Certain Service Providers

(Full title of the plan)

Arthur Chong, Esq.	Copy to:
Executive Vice President, General Counsel	Joseph M. Yaffe
and Secretary	Skadden, Arps, Slate, Meagher & Flom LLP
5300 California Avenue	525 University Avenue, Suite 1100
Irvine, California 92617	Palo Alto, California 94301
(949) 926-5000	(650) 470-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-Accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF CONTENTS

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES
SIGNATURES
EXHIBIT INDEX

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Broadcom Corporation (the “Company”) previously registered shares of the Company’s Class A common stock, $0.0001 par value per share, and/or the Company’s Class B Common Stock, $0.0001 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable or issued under certain employee benefit and equity plans and agreements. The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements. The approximate number of unsold shares is set forth below with respect to each Registration Statement under the column “approximate number of shares deregistered”. Such shares are being removed from registration and the Registration Statements are being terminated because such shares have either now expired, or been terminated, or because they are no longer available for issuance under the referenced plan.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered[1]	Approximate Number of Shares Deregistered[2]
333-49158	11/02/2000	Altima Communications, Inc. 1997 Stock Option Plan	1,312,554 Class A	953,002 Class A

		Innovent Systems, Inc. 1999 Stock Option/Stock Issuance Plan	43,337 Class A	5,345 Class A

		Innovent Systems, Inc. 2000 Stock Option/Stock Issuance Plan	865,553 Class A	673,987 Class A

		Amended and Restated Puyallup Integrated Circuit Company 1996 Stock Option Plan	209,990 Class A	180,916 Class A

333-49680	11/09/2000	Newport Communications, Inc. 1998 Stock Option/Stock Issuance Plan	616,632 Class A	378,527 Class A

		Silicon Spice, Inc. 1996 Stock Option Plan	1,630,920 Class A	1,488,686 Class A

333-51632	12/11/2000	Element 14, Inc. Unapproved Share Option Scheme	1,398,542 Class A	334,105 Class A

333-53492	01/10/2001	Allayer Communications 1997 Equity Incentive Plan	837,842 Class A	745,088 Class A

		SiByte, Inc. 2000 Key Employee Stock Plan	383,738 Class A	383,618 Class A

		SiByte, Inc. 1998 Stock Incentive Plan	1,079,291 Class A	612,799 Class A

[1]

The number of shares originally registered have been adjusted as appropriate to reflect the following stock splits effected by the Company: 2 for 1 stock split on February 17, 1999; 2 for 1 stock split on February 11, 2000; and 3 for 2 stock split on February 21, 2006.

[2]	A “0” in this column indicates that all shares originally registered under the registration statement were issued.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered[1]	Approximate Number of Shares Deregistered[2]
333-58498	04/06/2001	Broadcom Corporation 1998 Stock Incentive Plan	16,491,728 Class A	0

		Serverworks Corporation 2000 Long Term Incentive Plan Serverworks Corporation Stock Option Plan 1.1, as Amended and Restated	4,069,277 Class A 4,708,282 Class A	0 599,051 Class A

333-58574	04/09/2001	Options Granted By VisionTech Ltd. To Certain Service Providers	1,183,898 Class A	130,979 Class A

333-67702	08/16/2001	Kimalink 2000 Equity Incentive Plan Portatec Corporation Amended and Restated Stock Option/Stock Issuance Plan	128,700 Class A 179,438 Class A	39,782 Class A 44,673 Class A

333-107882	08/12/2003	Broadcom Corporation 1998 Stock Incentive Plan Broadcom Corporation 1998 Employee Stock Purchase Plan	38,251,766 Class A 1,041,764 Class A	0 0

333-140188	01/24/2007	Broadcom Corporation 2007 International Employee Stock Purchase Plan	2,500,000 Class A	0

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 1st day of February, 2012.

BROADCOM CORPORATION

By:	/s/ SCOTT A. MCGREGOR
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Eric K. Brandt and each of them, their lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with the Registration Statements listed herein above. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statements, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statements, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statements or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SCOTT A. MCGREGOR Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2012

/s/ HENRY SAMUELI, PH.D. Henry Samueli, Ph.D.	Chief Technical Officer and Director	February 1, 2012

/s/ ERIC K. BRANDT Eric K. Brandt	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 1, 2012

/s/ ROBERT L. TIRVA Robert L. Tirva	Senior Vice President, Corporate Controller (Principal Accounting Officer)	February 1, 2012

/s/ ROBERT J. FINOCCHIO, JR. Robert J. Finocchio, Jr.	Director	February 1, 2012

/s/ NANCY H. HANDEL Nancy H. Handel	Director	February 1, 2012

/s/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	February 1, 2012

Signature	Title	Date

/s/ MARIA M. KLAWE, PH.D. Maria M. Klawe, Ph.D.	Director	February 1, 2012

/s/ JOHN E. MAJOR John E. Major	Chairman of the Board	February 1, 2012

/s/ WILLIAM T. MORROW William T. Morrow	Director	February 1, 2012

/s/ JOHN A.C. SWAINSON John A.C. Swainson	Director	February 1, 2012

/s/ ROBERT E. SWITZ Robert E. Switz	Director	February 1, 2012

EXHIBIT INDEX

Exhibit Number	Description

24.1	Power of Attorney (included on signature page)